Exhibit 10.1

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 1st day of August, 1996, by and between ARMSTRONG RESTAURANTS, L.P., a Delaware limited partnership (the "Buyer") and THE ITALIAN OVEN INC., a Pennsylvania corporation (the "Seller").

         WHEREAS,  the Seller  operates The Italian Oven  Restaurant  located at
20001 U.S. Route 19, Cranberry Township, Pennsylvania 16046 (the "Cranberry Township Restaurant") and The Italian Oven Restaurant located at 2709 West 12th Street, Erie, Pennsylvania 16505 (the "Erie Restaurant"). The Cranberry Township Restaurant and the Erie Restaurant shall collectively be referred to herein as the "Restaurants"; and

         WHEREAS, the Buyer and the Seller are parties to a Letter Agreement dated July 22, 1996 (the "Letter") pursuant to which, among other things, various assets relating to the Restaurants were conveyed to the Buyer and the Buyer made a down payment to the Seller, and

         WHEREAS, the Buyer wishes to purchase and acquire, and the Seller wishes to sell and transfer, all of the assets of and relating to the operation of the Restaurants and to definitively document the transactions effected or contemplated by the Letter.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

I.       PURCHASE AND SALE OF ASSETS

         1.1 Sale of Assets. On the terms and subject to the conditions of this Agreement, the Buyer shall purchase and acquire from the Seller, and the Seller shall sell, convey, assign, transfer and deliver to the Buyer, free and clear of any and all liens, taxes, charges, encumbrances and claims of any kind whatsoever, all of Seller's right, title and interest in and to all of its assets of every kind and description, wherever located, belonging to the Seller and used or to be used in connection with the Restaurants and the operation thereof, including, but not limited to, (i) its rights under the Lease Agreement dated August, 1994, by and between PALT Partners/Cranberry, a Pennsylvania limited partnership, as the Landlord and Ovens of Cranberry, Ltd., a Pennsylvania corporation, as the Tenant and subsequently assigned to the Seller by that certain Assignment and Assumption Agreement dated February 22, 1996, by and among Ovens of Cranberry, Ltd., Ovens of Erie One, Ltd., Ovens of Monroeville, Ltd. and Ovens of North Hills, Ltd. (the "Cranberry Township Lease"), (ii) the Lease Agreement dated as of June 17, 1996, by and between Timothy and Kathleen Boetger, as the Landlord and the Seller, as the Tenant (the "Erie Lease"), and (iii) the equipment, cash, fixtures, machinery, food inventory, furniture, goodwill, contract rights, rights under warranties, operating licenses and other tangible assets used in connection with the Restaurants. The assets to be sold, conveyed, assigned, transferred and delivered to the Buyer by the Seller hereunder are hereinafter referred to as the "Assets". The Buyer and Seller acknowledge that on July 22, 1996, the Seller executed and delivered to the Buyer two (2) Bills of Sale dated July 23, 1996, and the Seller hereby confirms the validity and effectiveness of such Bills of Sale as of the close of business on July 22, 1996.

         1.2 Assumption of Liabilities. Buyer shall not assume any liabilities of Seller. Under no circumstances is Buyer agreeing hereunder to assume any contract pertaining to the Restaurants, except for the Cranberry Township Lease and the Erie Lease identified in Section 1.1 hereof. The Seller shall be responsible for satisfying, and shall promptly pay from the Down Payment, as hereinafter defined, all liabilities and obligations with respect to the Restaurants prior to the Closing Date, including, but not limited to, rent, real estate taxes and accrued but unpaid employee benefits.

         1.3 Instruments of Conveyance and Transfer. Upon the Seller's acceptance of that certain Binding Letter of Intent dated July 22, 1996, by and between the Buyer and the Seller (the "Letter"), a copy of which is attached hereto as Exhibit "A", and the making of Buyer's Down Payment, as defined in
Section 2.1(a) hereof, the Seller delivered to the Buyer bills of sale, endorsements, assignments, Franchise Agreements, Oven Leases and other good and sufficient instruments of conveyance and assignment, reasonably satisfactory in form and substance to the Buyer and its counsel, that the Seller acknowledges were effective to vest in the Buyer all of the Seller's right, title and interest in and to the Assets. The Seller will take all additional steps as may be necessary to put the Buyer in possession and control of the Assets; provided, however, Seller has obtained the consent of the landlords of the Cranberry Township Restaurant and the Erie Restaurant.

         1.4 Liquor License. Buyer and Seller agree that Buyer shall be entitled to the proceeds of the sale of Liquor License No. R-20284 held by Seller and heretofore used as the Erie Restaurant, pursuant to the terms of a Side Letter Agreement between Buyer and Seller.

II.      CONSIDERATION FOR THE ASSETS

         2.1 Purchase Price. As consideration for the Assets, the Buyer shall pay the total of the following (the "Purchase Price"):

         (a)      Eight Hundred Thousand and 00/100 Dollars ($800,000.00) cash.

         (b) As of the close of business on July 22, 1996, the Buyer and the Seller conducted a physical examination and valuation (the "Review") of the inventory in the Restaurants (the "Inventory"). The Buyer shall pay by check or cash the value of the Inventory agreed upon by the Buyer and the Seller, based upon the Review (the "Value"); provided, however, that items of Inventory, if any, which the Buyer reasonably and in good faith determines to be obsolete or otherwise unusable in the ordinary course of business shall not be included among the Assets hereunder and shall not be considered in determining the Value. Any such obsolete or otherwise unusable items of Inventory which are excluded from Assets hereunder shall remain the property of the Seller to be disposed of for the account of the Seller as the Seller deem proper. The Value, as set forth on Schedule 2.1 hereof, shall be added to the payment due to the Seller on the Closing Date.

         (c) The Buyer shall pay an additional amount for, and in an amount equal. to, the amount of the cash on hand and the gift certificates in the Restaurants as of the close of business on July 22, 1996. Such additional amounts, as set forth on Schedule 2.1, shall be added to the payment due to the Seller on the Closing Date.

         (d) Prepayment of royalties in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00). The prepayment of royalties will also be made in cash. The Seller agrees to offset the prepayment of royalties against all amounts owing by the Buyer to Seller under Buyer's Franchise Agreements commencing in January of 1997 and continuing each month thereafter until the entire balance of the prepayment is offset. The offset will apply to all royalties payable in respect of all restaurants owned by Buyer at such time.

         (e)  Contingent   Consideration.   Upon  the  complete  offset  of  the
prepayment of royalties described in Section 2.1 (d), the Buyer agrees to forgive One Hundred and Seventy Thousand and 00/100 Dollars ($170,000.00) of a refund of prepaid development fees owed by Seller to Buyer, as described in that certain Development Agreement dated March 8, 1993 and that certain Extension Agreement dated May 17, 1994 and waives all rights to the Exclusive Area as defined in the Development Agreement, except as to the right of first refusal set forth in Section 10.1 hereinbelow.

         2.3      Payment of the Purchase Price.

         (a) Following the execution of the Letter, the Buyer made a down payment to the Seller in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in cash (the "Down Payment"). In the event this transaction is closed in accordance with the terms of this Agreement, the Down Payment shall be applied to the Purchase Price and upon the failure of the transaction to close under the terms of this Agreement, the Down Payment shall be refunded to the Buyer and upon receipt thereof, the Buyer shall convey and assign to the Seller the assets, leases and other property interests conveyed to it by the Seller. If the Seller, without good cause, refuses to enter into, or close under the terms of this Agreement, it shall reimburse the Buyer for all professional fees and expenses incurred by the Buyer in connection with this transaction.

         (b) At the Closing, the sum of (i) Four Hundred Thousand and 00/100 Dollars ($400,000. 00), (ii) the Value (as defined in Section 2.1 (b) hereof), and (iii) cash on hand shall be paid to the Seller by certified check or wire transfer as set forth on Schedule 2.1 hereof.

         (c) On September 1, 1996, the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) shall be paid to the Seller by certified check or wire transfer.

         2.3      Obligations Prior to the Closing Date.

         (a) Operation of the Restaurants and the Assets until 12:01 a.m. on July 22, 1996 shall be for the account of the Seller; and thereafter for the account of the Buyer. The Buyer shall not assume and the Seller shall be responsible for taxes, assessments, commitments, agreements, arrangements, understandings, claims, debts, demands, obligations and liabilities accruing or arising out of facts and circumstances occurring prior to July 23, 1996 in connection with the Assets, the Restaurants or the operations thereof

III.     CLOSING DATE

         3.1 Closing Date. The closing (the "Closing") with respect to the transactions provided for in this Agreement shall take place at 10:00 a.m. on August 1, 1996, at the offices of the Buyer, One Armstrong Place, Butler, Pennsylvania, or at such other place, date and time as the parties hereto may mutually agree (the "Closing Date").

IV.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer as follows:

         4.1 Organization, Power, Good Standing. The Seller is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and to perform its obligations hereunder.

         4.2 Authorization. The execution, delivery and performance of this Agreement by the Seller has been duly and effectively authorized by all necessary corporate action of the Seller. This Agreement has been duly executed by the Seller and it is the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium or the exercise of judicial discretion.

         4.3 Effect of Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby do not and will not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association, except for the landlords identified in Section 1.1 hereof and PNC Bank, formerly Marine Bank, of Erie, Pennsylvania, (ii) violate any provisions of law applicable to the Seller or the Assets, or (iii) conflict with or (with or without the giving of notice and/or the passage of time) result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Assets pursuant to any agreement or other instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Seller is a party, or by which the Seller or any of the Assets may be bound.

         4.4 Undisclosed Liabilities. Except as and to the extent disclosed in the Financial Statements or the listing of payables and sales reports previously delivered to the Buyer and relating to the Restaurants (the "Payable Schedule"), the Seller has no liabilities or obligations of any kind relating to the Restaurants, whether accrued, absolute, contingent or otherwise, whether or not such liabilities or obligations would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles. The Seller does not know and has no reasonable grounds to know of any basis for assertion against the Seller of any claim or liability of any nature in any amount relating to the Restaurants which is not listed in the Payable Schedule or disclosed in the Financial Statements.

         4.5 Absence of Certain Changes or Events. The Seller has operated both the Cranberry Township Restaurant and the Erie Restaurant since April 22, 1996, only in the ordinary course and there has not been any adverse change in or development adversely affecting the business, assets, properties, financial position, results of operations or prospects of the Restaurants (including, without limitation, any fire or other casualty loss to any of the Assets) nor is the Seller aware of any such adverse change or development which may occur in the future.

         4.6 Tax Matters. The Seller has duly filed the appropriate federal, state and local governmental agencies tax returns and reports required to be filed; such tax returns and reports are accurate and complete; and the Seller has paid in full or made adequate provision for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing. Seller has made all withholdings of tax required to be made under all applicable federal, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved and entered upon the books of the Seller. The Seller is not a party to any pending action or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes and no claim for assessment or collection of taxes has been asserted against the Seller.

         4.7 Title to Assets; Absence of Liens and Encumbrances. The Seller has good title to all of the Assets, free and clear of all easements, liens, pledges, charges, claims and encumbrances.

         4.8 Litigation. There are no claims, actions, suits, investigations or proceedings pending or threatened against or affecting the Seller at law or in equity, on, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality, United States or foreign, nor does the Seller know of any facts which would provide a basis for any such claim, action, suit, investigation or proceeding, except as identified on Schedule 4. 8 attached hereto and made a part hereof.

         4.9 Employee Matters. There are no controversies pending or threatened between the Seller and any of its employees employed at the Restaurants and the Seller has not taken or failed to take any action which would provide a reasonable basis for any such controversy. The Seller has complied with all laws relating the employment of labor, including any provisions relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of the Seller at the Restaurants. To the best of Seller's knowledge, there are not present employees of the Restaurants who will not be available for employment by the Buyer on substantially the same terms and conditions as they are presently employed by the Seller. The Seller has previously provided a list of the names and current annual salary rates of the employees in the Restaurants; such individuals are highly qualified for the positions occupied, are competent to perform the duties required by such positions and are in good standing with the Seller.

         4.10 Trade Names. The Seller has the full and exclusive right to use the trade name, trademark or service mark "The Italian Oven" and "The Italian Oven Restaurant" now used by it, and no such use infringes upon the lawful rights of any other person or entity. The Seller has no reason to believe that there are claims of third parties to use such name or a similar name in the area and has no reason to believe that there exists any basis for any such claim. The Seller has received no notice of, and has no reason to believe that there are any basis for, any conflict with the asserted rights of others in any trademarks, trade names, service marks, copyrights or franchising rights. The Seller does not use any patents, formulae, processes, know-how, trade secrets, copyrights, designations, or any other trade names, publication names, trademarks or service marks other than in accordance with its corporate policy. No director, officer, employee, stockholder, agent or representative of the Seller has any interest whatsoever in any such prohibited trademarks, trade names and service marks.

         4.11 Permits and Licenses. The Seller has all of the material permits, licenses, authorizations, consents, orders, concessions and the like required for the continuous operation of the Restaurants specifically including, but not limited in kind or scope to, building permits, signage permits, site use approval, zoning certificates, certificates of occupancy, certificates of public convenience, environmental and land use permits, driveway, curb cut, approach road and access road approvals, water, server and utility certificates and any necessary approvals from state or local health, safety and transportation or other governmental boards or authorities (all such approvals, permits, license authorizations, consents, orders, concessions, and the like being referred to herein after the "Licenses"). True and complete copies of the Licenses have been delivered to the Buyer or have been made available to the Buyer for inspection. All the Licenses have been validly and finally acquired by the Seller and are in full force and effect. No violations are being, or have been, recorded against such Licenses, nor has any citation, notice or warning been issued with respect to any License, nor has any investigation, hearing or warning been held or given or threatened to be held or given with respect to any License. The Seller has not received any actual notice or other information that any appropriate authority intends to cancel, terminate or suspend, or to conduct any investigation or proceeding with respect to, any of such Licenses or that any valid grounds exist for any cancellation, termination or suspension or any Licenses. No consent, approval, order, notice or other authorization of any Federal, state, county or local governmental agency or department is required to be obtained by or on behalf of the Seller as a prerequisite for, or consequence of, the sale of the Assets to the Buyer; and no such consent, approval, order, notice, or other authorization is required to allow Buyer to operate the Restaurants after the Closing in the same manner that the Restaurants were operated prior to the Closing.

         4.12     Assets; Inventory.

         (a) The Assets are in good repair and operating condition so that the Buyer can operate the Restaurants as Italian Oven Restaurants serving, in a customarily timely manner, the quality and quantity of food and beverages that are customary at other such restaurants. There are no actions pending or threatened by any federal, state or local regulatory agency with respect to the compliance of the Assets with applicable ordinances or regulations. The Seller shall deliver to the Buyer prior to Closing copies of all of the warranties on any Assets in the Restaurant.

         (b) The Inventory is in good and marketable condition or otherwise usable for the purpose for which it was procured and is not excessive in kind or amount in light of the business of the Seller.

         4.13 Compliance With Laws. The conduct of the Seller in operating the Restaurant business does not violate or infringe upon any federal, state or local laws, statutes, ordinances or regulations or any right or patent, trademark, trade name, copyright, know-how or other proprietary right of third parties, the enforcement of which would materially adversely affect the business of the Seller of the value of the Assets. To the best of Seller's knowledge, there are no existing laws, regulations or decrees, nor are there any proposed laws, regulations or decrees, which will adversely affect the ability of the Buyer to operate the Restaurants after the Closing.

         4.14 Other Information. None of the information and documents furnished or to be furnished by the Seller to the Buyer or any of its representatives in connection with the execution, delivery and closing of this Agreement is or will be false or misleading or contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated to make the statements therein not misleading.

V.       REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         5.1 Organization, Power, Good Standing. The Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware and duly qualified to transact business in the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and to perform its obligations hereunder.

         5.2 Authorization. The execution, delivery and performance of this Agreement by the Buyer has been duly and effectively authorized by all necessary corporate action by the General Partner of the Buyer. This Agreement has been duly executed by the Buyer and it is the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium or the exercise of judicial discretion.

         5.3 Effect of Agreement. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and will not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association, except for the General Partner of the Buyer, (ii) violate any provisions of law applicable to the Buyer, or (iii) conflict with or (with or without the giving of notice and/or the passage of time) result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Assets pursuant to any agreement or other instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Buyer is party, or by which the Buyer may be bound.

VI.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

         The obligations of the Seller under this Agreement are subject to the satisfaction on or prior to the Closing of each of the following conditions:

         6.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer herein contained shall be true and correct on and as of the Closing, with the same force and effect as though made on and as of the Closing.

         6.2 Performance of Agreements. The Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it on or prior to the Closing.

VII.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under this Agreement are subject to the satisfaction on or prior to the Closing of each of the following conditions:

         7.1 Accuracy of Representations and Warranties. The representations and warranties of the Seller herein contained shall be true and correct on and as of the Closing, with the same force and effect as though made on and as of the Closing.

         7.2 Performance of Agreements. The Seller shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it on or prior to the Closing.

         7.3 Consents. As of the Closing, the Seller shall have obtained all such consents, assignments and approvals required for the closing of the transactions set forth herein and for the Buyer to enjoy after the Closing all rights and benefits with respect to the Assets presently enjoyed by the Seller, in form and substance reasonably satisfactory to the Buyer.

         7.4 Instruments of Conveyance and Transfer. Prior to or at the Closing, the Seller shall have delivered to the Buyer bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and assignment, reasonably satisfactory in form and substance to the Buyer and its counsel, as shall be effective to vest in the Buyer all of the Seller's respective right, title and interest in and to the Assets, free and clear, except as set forth herein, of all liens, taxes, charges and encumbrances, and the Seller shall have taken all other steps as maybe necessary to place the Buyer in possession and control of the Assets and the Restaurants. The Seller shall also deliver to the Buyer one (1) set of as-built drawings of the Restaurants as approved by the Pennsylvania Department of Labor and Industry.

         7.5 Due Diligence. Buyer shall have completed its due diligence review with respect to the Restaurants and the Assets and be satisfied with the results thereof

         7.6  Licenses.   All  Licenses  shall  have  been  either   effectively
transferred to Buyer, in the process of being transferred to Buyer, or Buyer shall have obtained all Licenses necessary to operate the Restaurants.

         7.7 Material Adverse Change. No event shall have occurred and no condition shall exist which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute or give rise to a material adverse change with respect to the Assets or the Restaurants.

VIII.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION AND SETTLEMENT   OF CLAIMS

         8.1 Events of Default. The failure of any representation or warranty of the Seller to be true and correct as of the date hereof or the failure of the Seller to perform any of its covenants and obligations under this Agreement, shall be considered a default hereunder giving rise to the indemnification set forth in Section 8.3 hereof

         8.2 Survival. The representations and warranties made by the Seller in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing.

         8.3 Indemnification of the Buyer. The Seller agrees to indemnify and hold the Buyer harmless against and in respect of:

         (a) all obligations and liabilities of the Seller, whether accrued, absolute, fixed, contingent or otherwise, not expressly assumed by the Buyer pursuant to this Agreement;

         (b) any loss, liability or damage suffered or incurred by the Buyer, directly or indirectly, (i) as a result of a breach of any duty or obligation of the Seller expressed or implied in this Agreement, or (ii) as a result of any representation or warranty by the Seller contained herein, or in any document furnished or required to be furnished pursuant to this Agreement by the Seller or any of its representatives to the Buyer being false or misleading as of the date hereof or as of the Closing Date;

         (c) any loss, liability or damage resulting to the Buyer by reason of any claim, debt, liability or obligation or any alleged claim, debt, liability or obligation of the Seller to any party, incurred prior to the Closing or arising from any matter or thing occurring prior to the Closing or as a result of the transactions contemplated hereby, including, but not limited to, claims made by governmental authorities for taxes or otherwise, except for liabilities expressly assumed pursuant to this Agreement;

         (d) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against this Section 8.3.

         8.4      Representation, Cooperation and Settlement.

         (a) The Buyer agrees to give prompt written notice to the Seller of any claim against the Buyer which might give rise to a claim by the Buyer against the Seller based on the indemnity agreement contained in Section 8.3 hereof, stating the nature and basis of the claim and amount thereof.

         (b) The Buyer shall have full responsibility and authority with respect to the disposition of any action, suit or proceeding brought against it;
provided, however, notwithstanding anything herein to the contrary, the Buyer shall not settle any dispute for which the Seller has agreed to indemnify the Buyer hereunder without the prior written consent of the Seller. The Seller may, at its sole expense and liability, participate in any negotiations and assume defense (through legal counsel acceptable to the Buyer) of any suit, proceeding or other action with respect to the dispute which the Buyer had determined to settle, provided that the Seller proceed in good faith, expeditiously and diligently. The Seller must, however, agree in writing to indemnify the Buyer for any amounts that ultimately become payable, together with any additional interest, penalties or other losses or expenses, which arise because the Seller contested the dispute which the Buyer had determined to settle. In the event of action, suit or proceeding is brought against the Buyer with respect to which the Seller may have liability under the indemnity agreement contained in Section 8.3, the Seller has the right, without prejudice to the Buyer's rights under this Agreement, at the Seller's sole expense, to be represented by counsel of its own choosing and with whom counsel for the Buyer shall confer in connection with the defense of any such action, suit or proceeding. The Buyer shall make available to the Seller and its counsel and accountants all books and records of the Buyer relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may be reasonably requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

IX.      CLOSING COSTS

         9.1 Closing Costs. All taxes, rents and utility charges at the Restaurants shall be prorated as of July 23, 1996, which proration shall be made on the basis of a thirty (30) day month.

X.       RIGHT OF FIRST REFUSAL

         10.1 Grant of Right. The Seller hereby grants the Buyer a right of first refusal for five (5) years from the Closing Date to develop restaurants in the following geographic territories: Cleveland, Ohio; Erie, Pennsylvania; Meadville, Pennsylvania; New Castle, Pennsylvania and Grove City, Pennsylvania. If the Buyer elects to develop a restaurant at any of such locations (other than in the Exclusive Area defined in the Development Agreement), the Buyer shall receive a credit or reduction of Ten Thousand and 00/100 Dollars ($10, 000. 00) toward the franchise fees payable as to each restaurant the Buyer agrees to develop; however, such credit or reduction shall not exceed Forty Thousand and 00/100 Dollars ($40,000.00) in the aggregate.

XI.      MISCELLANEOUS

         11.1 Brokerage Fees; Expenses. The Buyer and the Seller each represent and warrant to the other that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby.

         11.2 Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties hereto. No action taken pursuant to this Agreement, including, without limitation to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties or agreements contained therein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.3 Notices. Any notice, request, demand or other communication which is required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the following, or to such other address as any party shall have specified by notice in writing to the other:

If to the Buyer:  Armstrong Restaurants, L.P.
                           One Armstrong Place
                           Butler, PA 16001
                           Attention:  Kirby J. Campbell

With copy to:              Henry C. Cohen, Esquire
                           Daniel L. Wessels, Esquire
                           Cohen & Grigsby
                           2900 CNG Tower
                           625 Liberty Avenue
                           Pittsburgh, PA 15222

If to the Seller: The Italian Oven, Inc.
                           Eleven Lloyd Avenue
                           Latrobe, PA 15650
                           Attention:  Chief Executive Officer

With copy to:              Jeffrey W. Letwin, Esquire
                           Doepken, Keevican & Weiss
                           37th Floor, USX Tower
                           600 Grant Street
                           Pittsburgh, PA 15219

         11.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

         11.5 Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.6 Non-Assignability. This Agreement and any rights pursuant hereto shall not be assignable by any party hereto without the prior written consent of the other party.

         11.7 Section and Other Headings. The section and other headings contained in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         11.9 Further Assurances. The parties each agree to execute and deliver such other documents, certificates, agreements and writings and to take such other actions as may be necessary or desirable in order to satisfy all conditions to, and to consummate or implement expeditiously, the closing of the transactions contemplated by this Agreement.

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         11.11 Cumulative Remedies. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which the parties would otherwise have. No single or partial exercise of any such right or remedy by a party, and no discontinuance of steps to enforce any such right or remedy, shall preclude any further exercise thereof or of any other right or remedy of such party.

         11.12 Exhibits and Schedules. The Exhibits and Schedules attached hereto are an integral part hereof and all references herein to this Agreement shall include such Exhibits and Schedules.

         11.13 Publicity. Neither party shall make any press release or other public announcement regarding this Agreement or any transaction contemplated hereby until the text of such release or announcement has been submitted to the other party and the party has approved the same.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.


ATTEST:                                     ARMSTRONG RESTAURANTS, L.P.
                                            By:  JAYCO, INC. its General Partner


By:________________________________         By:________________________________
      Dru A. Sedwick, Secretary                    Jay L. Sedwick, President



ATTEST:                                              THE ITALIAN OVEN, INC.



By:________________________________         By:________________________________
      Jeffrey W. Letwin, Secretary                    Garvin Warden,
                                                   Chief Executive Officer